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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Unisys Corporation of our report dated January 18, 2000, included in the 1999 Annual Report to Stockholders of Unisys Corporation.

Our audits also included the financial statement schedule of Unisys Corporation listed in Item 14(a). This schedule is the responsibility of Unisys Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Form S-8 No. 33-7893) pertaining to the Burroughs LTIP,
(2) Registration Statement (Form S-8 No. 33-4317) pertaining to the Burroughs 1985 Payroll Deduction Stock Purchase Plan,
(3)  Registration Statement (Form S-3 No. 33-25715) of Unisys Corporation,
(4) Registration Statement (Form S-8 No. 33-3937) pertaining to the Burroughs LTIP,
(5) Registration Statement (Form S-8 No. 2-63842) pertaining to the Burroughs LTIP,
(6) Registration Statement (Form S-8 No. 33-38711) pertaining to the Unisys Savings Plan,
(7) Registration Statement (Form S-8 No. 33-38712) pertaining to the Unisys Retirement Investment Plan II,
(8) Registration Statement (Form S-8 No. 33-38713) pertaining to the Unisys Retirement Investment Plan,
(9)  Registration Statement (Form S-8 No. 33-40259) pertaining to the Unisys
     LTIP,
(10) Registration Statement (Form S-3 No. 33-51747) of Unisys Corporation,
(11) Registration Statement (Form S-3 No. 333-20373) of Unisys Corporation,
(12) Registration Statement (Form S-3 No. 333-51885) of Unisys Corporation,
(13) Registration Statement (Form S-8 No. 333-51887) pertaining to the Unisys LTIP,
(14) Registration Statement (Form S-8 No. 333-51889) pertaining to the Unisys Global Employee Stock Purchase Plan,
(15) Registration Statement (Form S-8 No. 333-73399) pertaining to the Deferred Compensation Plan for Executives of Unisys Corporation,
(16) Registration Statement (Form S-4 No. 333-74745) of Unisys Corporation,
(17) Registration Statement (Form S-8 No. 333-87409) pertaining to the PulsePoint Communications 1983 Stock Option Plan, the Stock Option Plan for Independent Directors of Digital Sound Corporation and the Tech Hackers, Inc. 1997 Equity Incentive Plan and
(18) Registration Statement (Form S-8 No. 333-87411) pertaining to the Unisys Savings Plan;

of our report dated January 18, 2000, with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Unisys Corporation.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 14, 2000